POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Ellen Gerber, Angela Smith and Jay VanSickle, signing singly, the undersigned's true and lawful attorney-in-fact to:

         (1) execute for and on behalf of the undersigned in the undersigned's capacity as an officer and/or director of National Bancshares Corporation, an Ohio corporation (the "Company"), Forms 3, 4 and 5 in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder,

         (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file the form with the Securities and Exchange Commission and any stock exchange or similar authority; and

         (3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned according to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done under this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the attorneys-in-fact are serving in such capacity at the request of the undersigned and are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31st day of August, 2007.

                            Signature: /s/ Thomas M Fast
                                       ------------------------------
                            Print Name: Thomas M Fast
                                       ------------------------------



SWORN TO BEFORE ME AND SUBSCRIBED BY      Thomas M Fast     IN MY PRESENCE
THIS 31st DAY OF August, 2007.         -------------------


                                               Kathy Barnes
                                        ---------------------------
                                              NOTARY PUBLIC